UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Reports on Form 8-K filed on August 17, 2016 and September 15, 2016, we, through GAHC4 Iron MOB Portfolio, LLC, our wholly owned subsidiary, entered into a Purchase and Sale Agreement and Joint Escrow Instructions, or the Purchase Agreement, and a First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions with Cullman POB Partners I, LLC, Cullman POB II, LLC and HCP Coosa MOB, LLC, or collectively, sellers, all of which are unaffiliated third parties, and Chicago Title Insurance Company, as escrow agent, for the purchase of sellers’ leasehold interests in certain parcels of land located in Cullman, Alabama and Sylacauga, Alabama, and the three medical office buildings located thereon, or collectively, Iron MOB Portfolio, for an aggregate purchase price of $31,000,000, plus closing costs, and to amend certain terms of the Purchase Agreement.

On September 22, 2016, we entered into three Partial Assignment and Assumption of Purchase and Sale Agreement and Joint Escrow Instructions, or the Assignments, with each of our newly formed subsidiaries for each respective subsidiary to assume certain rights, title and interest of GAHC4 Iron MOB Portfolio, LLC under the Purchase Agreement with respect to Iron MOB Portfolio.

On October 12, 2016, we entered into a Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, or the Second Amendment, with sellers and Chicago Title Insurance Company. The material terms of the Second Amendment provide for our right to receive a credit from sellers at closing for certain work to be completed by us after closing; provided, however, that in the event the cost for such work exceeds the amount of the credit, sellers shall reimburse us for the excess cost, and in the event the cost for such work is less than the amount of the credit, we shall refund the cost difference to sellers, as set forth in the Second Amendment.

The material terms of the Second Amendment discussed above are qualified in their entirety by the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On October 13, 2016, we acquired Iron MOB Portfolio from sellers for $31,000,000, plus closing costs. We financed the purchase of Iron MOB Portfolio using approximately $30,400,000 in borrowings under our revolving line of credit with Bank of America, N.A. and KeyBank, National Association, and the remaining balance using cash proceeds from our initial public offering. In connection with the acquisition of Iron MOB Portfolio, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $698,000, or 2.25% of the contract purchase price of Iron MOB Portfolio. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $698,000, or 2.25% of the contract purchase price of the property, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Iron MOB Portfolio is comprised of sellers’ leasehold interests in certain parcels of land located in Cullman, Alabama and Sylacauga, Alabama, and the three medical office buildings located thereon totaling approximately 204,000 square feet. Iron MOB Portfolio is currently 84.2% leased to nine tenants, the largest of which are Cullman Regional Medical Center, Inc., The Sylacauga Health Care Authority, doing business as Coosa Valley Medical Center, and Cullman Internal Medicine, P.C. Medical services provided at Iron MOB Portfolio include internal medicine, pediatrics, family medicine, wound care, otolaryngology ear, nose and throat, urology, bariatric surgery, rheumatology, gynecology, surgery, sports medicine, orthopaedic surgery, sleep medicine, pulmonary disease, oncology, cardiology, radiology and laboratory services.

On October 18, 2016, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of Iron MOB Portfolio. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between GAHC4 Cullman AL MOB I, LLC, GAHC4 Cullman AL MOB II, LLC, GAHC4 Sylacauga AL MOB, LLC, Cullman POB Partners I, LLC, Cullman POB II, LLC, HCP Coosa MOB, LLC and Chicago Title Insurance Company, dated October 12, 2016.

99.1	American Healthcare Investors, LLC Press Release, dated October 18, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
October 18, 2016
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between GAHC4 Cullman AL MOB I, LLC, GAHC4 Cullman AL MOB II, LLC, GAHC4 Sylacauga AL MOB, LLC, Cullman POB Partners I, LLC, Cullman POB II, LLC, HCP Coosa MOB, LLC and Chicago Title Insurance Company, dated October 12, 2016.

99.1	American Healthcare Investors, LLC Press Release, dated October 18, 2016